Exhibit 3.25

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Sec. 183.0202

Wis. Stats.

State of Wisconsin

Department of Financial Institutions

ARTICLES OF ORGANIZATION - LIMITED LIABILITY COMPANY

Executed by the undersigned for the purpose of forming a Wisconsin limited liability company under Ch. 183 of the Wisconsin statutes:

Article 1.	Name of the limited liability company:
Quad, LLC

Article 2.	The limited liability company is organized under Ch. 183 of the Wisconsin Statutes.

Article 3.	Name of the initial registered agent.
Eric von Estorff

Article 4.	Street address of the initial registered office.
N63 W23075 Highway 74 Sussex, WI 53089

Article 5.	Management of the limited liability company shall be vested in:
A manager or managers

Article 6.	Name and complete address of each organizer:
G&K Wisconsin Services, LLC 780 North Water Street Milwaukee, WI 53202

Other Information	This document was drafted by:
Mark C. Witt

Signature
G&K WISCONSIN SERVICES, LLC By: Mark C. Witt

Contact Information:
Brenda L. Lindsay 780 North Water Street Milwaukee, WI 53202 blindsay@gklaw.com (414) 273-3500

Date & Time of Receipt

AMENDMENT TO ARTICLES OF ORGANIZATION

OF

QUAD, LLC

Pursuant to the consent of the Member of Quad, LLC, and in accordance with Section 183.0404(2) of the Wisconsin Statutes, the following resolution was duly adopted on December 26, 2002:

BE IT RESOLVED, that the Articles of Organization of Quad, LLC be, and they hereby are, amended by deleting Article 1 thereof and inserting in its place the following:

ARTICLE 1

The name of the limited liability company is Quad/Greenfield, LLC.

This Amendment to the Articles of Organization was adopted by the vote required by Section 183.0404(2) of the Wisconsin Statutes.

Executed as of the 26 day of December, 2002.

RECEIVED	QUAD, LLC.
DEC 26 2002
WISCONSIN
DFI	By:	/s/ Thomas A. Quadracci
Thomas A. Quadracci, Manager

This instrument was drafted by:

Mark C. Witt

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, Wisconsin 53202

ONLINE
PYMT

DO NOT STAPLE

Sec. 183.0203
Wis. stats.

State of Wisconsin

Department of Financial Institutions

Division of Corporate and Consumer Services

ARTICLES OF AMENDMENT - LIMITED LIABILITY COMPANY

Note: Articles of Amendment cannot be filed to add or remove members, managers, organizers or owners of the limited liability company. Member and manager information should be listed in the company’s operating agreement. The operating agreement is not filed with the Department of Financial Institutions.

A. The present limited liability company name (prior to any change effected by this amendment) is: Quad/Greenfield, LLC

(Enter Limited Liability Company Name)

Text of Amendment (Refer to the existing articles of organization and the instructions on the reverse of this form. Determine those items to be changed and enter the number identifying the paragraph in the articles of organization being changed and how the amended paragraph is to read.)

RESOLVED, THAT the articles of organization be amended as follows:

Article 5 shall be amended to state;

“Management of the limited liability company shall be vested in a member or member(s)”

STATE OF WISCONSIN
FILED
NOV 25 2014
DEPARTMENT OF
FINANCIAL INSTITUTIONS

B. Amendment(s) to the articles of organization was adopted by the vote required by sec. 183.0404(2). Wis. Stats.

C. Executed on	November 24, 2014	/s/ Jennifer J. Kent
	(Date)	(Signature)

Title: ☒ Member OR ☐ Manager	Duplainville Transport, Inc., sole member of Quad/
Greenfield, LLC
(Select and mark ☒ the appropriate title)	By: Jennifer J. Kent, Secretary
(Printed name)

This document was drafted by	Natalie Neals
(Name the individual who drafted the document)

FILING FEE - $40.00

DFI/CORP/504(R02/14)